Calculation of Filing Fee Tables
S-3
Pluri Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares, $0.00001 par value per share	457(o)
		Equity	Preferred Shares, par value $0.00001 per share	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 21,530.46
			Net Fee Due:						$ 6,089.54
Offering Note
[1]	There is being registered hereunder an unspecified number of shares of (a) common shares, (b) preferred shares, (c) warrants to purchase common shares, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common shares, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or similar transaction. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. Estimated solely to calculate the registration fee in accordance with Rule (457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $200,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $21,530.46 (calculated at the fee rate in effect at the date of the registrant's registration statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission on July 20, 2023, as amended on September 12, 2023, and declared effective declared effective on September 21, 2023 (Registration No. 333-273347), or the Prior Registration Statement, which represents the portion of the registration fee previously paid with respect to $195,376,256 of unsold securities previously registered under the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-3	333-273347	07/20/2023		$ 21,530.46
Fee Offset Sources		Pluri Inc.	S-3	333-273347		07/20/2023						$ 21,530.46
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $21,530.46 (calculated at the fee rate in effect at the date of the registrant's prior registration statement on Form S-3 (File No. 333-273347), or the Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $195,376,256 of unsold securities previously registered under the Prior Registration Statement, following the termination of the offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date